UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 13, 2022 (September 7, 2022)

SHIFT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38839	82-5325852
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

290 Division Street, Suite 400, San Francisco, CA	94103
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (855) 575-6739

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SFT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) if the Exchange Act.  ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Shein Amended and Restated Retention Bonus Agreement

On September 7, 2022, Shift Technologies, Inc. (the “Company”) entered into an Amended and Restated Retention Bonus Agreement with Oded Shein, Chief Financial Officer of the Company (the “Amended and Restated Retention Agreement”). Pursuant to the Amended and Restated Retention Agreement (which replaces and supersedes in its entirety that certain retention bonus agreement between Mr. Shein and the Company dated June 22, 2022), Mr. Shein will be eligible to receive a cash award of $1,700,000 to be paid in three (3) installments, subject to continued employment with the Company as a full-time employee in good standing through the applicable payment date and executing a release agreement in favor of the Company, to be paid as follows: (i) the first installment equal to $400,000 to be paid no later than the first payroll date that occurs after the release effective date applicable to such payment, (ii) the second installment equal to $650,000 to be paid no later than the first payroll date that occurs after the release effective date applicable to such payment, and (iii) the third installment equal to $650,000 to be paid no later than the first payroll date that occurs after the release effective date applicable to such payment.

The Amended and Restated Retention Agreement further provides that if (i) Mr. Shein resigns from his position for any reason, (ii) Mr. Shein’s employment with the Company is terminated due to death or disability (as defined under the Company’s long-term disability plan and/or policy applicable to the Employee, as may be modified or implemented from time to time), or (iii) the Company terminates Mr. Shein’s employment for “Cause” (as defined in the then existing employment agreement between Mr. Shein and the Company, if any, and otherwise as defined in the Amended and Restated Retention Agreement), in each case, at any time prior to November 1, 2024, Mr. Shein will no longer be eligible to receive any unpaid installments of the cash award. In addition, if the Company terminates Mr. Shein’s employment without “Cause” prior to November 1, 2023, Mr. Shein will receive any unpaid first and second installments of the cash award, subject to Mr. Shein executing a release agreement in favor of the Company. In addition, if the Company terminates Mr. Shein’s employment without Cause prior to November 1, 2023, Mr. Shein will no longer be eligible to receive any unpaid third installment of the cash award. If the Company terminates Mr. Shein’s employment without Cause after November 1, 2023, but prior to November 1, 2024, then, subject to Mr. Shein executing a release agreement in favor of the Company, Mr. Shein shall receive any unpaid portion of the third installment of the cash award.

The foregoing description of the Amended and Restated Retention Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Amended and Restated Retention Bonus Agreement, dated as of September 7, 2022, by and between Shift Technologies, Inc. and Oded Shein.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHIFT TECHNOLOGIES, INC.

Dated: September 13, 2022	/s/ Jeff Clementz
	Name:	Jeff Clementz
	Title:	Chief Executive Officer